UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Innovex International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive, Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

(346) 398-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Forms of Award Agreement and Equity Awards

On May 30, 2025, the compensation committee of the Board of Directors (the “Board”) of Innovex International, Inc. (the “Company”) recommended, and the Board approved, a new form of restricted stock unit (“RSU”) award agreement (the “RSU Award Agreement”) and a form of performance unit (the “Performance Unit”) award agreement (the “Performance Unit Award Agreement,” and, together with the RSU Award Agreement, the “Award Agreements”) under the Company’s 2025 Long-Term Incentive Plan.

Awards made under the form of RSU Award Agreement generally vest in three equal annual installments on each of April 4, 2026, April 4, 2027 and April 4, 2028, subject to the grantee’s continued employment through the applicable vesting date and forfeiture on terms and conditions set forth in the form of RSU Award Agreement. Awards made under the form of Performance Unit Award Agreement may be earned between 0% and 200% of the target award based on achievement by the Company of total shareholder return and return on capital employed goals set forth in the form of Performance Unit Award Agreement and will vest to the extent that such goals are achieved upon the completion of a three-year performance period, ending on December 31, 2027 (the “Performance Period”), subject to earlier performance-vesting in connection with a change in control as set forth in the form of Performance Unit Award Agreement, the grantee’s continued employment through such change in control, and forfeiture on terms and conditions set forth in the form of Performance Unit Award Agreement.

The Award Agreements were used to grant RSUs and Performance Units to Adam Anderson, the Company’s Chief Executive Officer, Kendal Reed, the Company’s Chief Financial Officer, and Mark Reddout, the Company’s President of North America, with respect to the following numbers of units (and corresponding shares of common stock of the Company) per award:

	RSUs	Performance Units
Adam Anderson	68,073	68,073
Kendal Reed	25,527	25,527
Mark Reddout	25,527	25,527

Under the RSU Award Agreement, in the event that the grantee is terminated by the Company without “cause” (as defined in the RSU Award Agreement) or the grantee terminates such grantee’s employment for “good reason” (as defined in the RSU Award Agreement) (collectively, a “Qualifying Termination”), subject to the grantee’s execution and non-revocation of a general release of claims in favor of the Company, the unvested RSUs that otherwise would have vested had the grantee remained employed by the Company or a subsidiary for (x) twelve months (in the case of Messrs. Reed and Reddout) or (y) twenty-four months (in the case of Mr. Anderson) will vest and be settled as set forth in the form of RSU Award Agreement.

Under the Performance Unit Award Agreement, in the event of a Qualifying Termination, subject to the grantee’s execution and non-revocation of a general release of claims in favor of the Company, a prorated portion of the Performance Units will be eligible to performance-vest.

Under the RSU Award Agreement, upon a change in control where the successor or acquirer does not assume, replace or continue the RSUs, subject to the grantee’s continued employment, all unvested RSUs will vest as of the change in control and be settled as set forth in the form of RSU Award Agreement. Upon a change in control where the successor or acquirer does assume, replace or continue the RSUs, in the event that the grantee incurs a Qualifying Termination during the “change in control period” (as defined in the RSU Award Agreement), subject to the grantee’s execution and non-revocation of a general release of claims in favor of the Company, all unvested RSUs will vest as of the termination date and be settled as set forth in the form of RSU Award Agreement.

Under the Performance Unit Award Agreement, in the event of a change in control prior to the end of the Performance Period, subject to the grantee’s continued employment, the Performance Period will be deemed to end on the date of the change in control and the number of Performance Units subject to the Performance Unit Award Agreement will be fixed at a number equal to the greater of the target and actual achievement of performance goals. Upon a change in control where the successor or acquirer does not assume, replace or continue the Performance Units, subject to the grantee’s continued employment, all Performance Units will vest as of the change in control. Upon a change in control where the successor or acquirer does assume, replace or continue the Performance Units, the Performance Units will remain outstanding and become fully vested on the earlier of (x) the end of the Performance Period and (y) subject to the grantee’s execution and non-revocation of a general release of claims in favor of the Company, the date of the grantee’s Qualifying Termination during the “change in control period” (as defined in the Performance Unit Award Agreement).

The foregoing descriptions do not purport to be complete and are qualified in their entireties by reference to the form of RSU Award Agreement and the form of Performance Unit Award Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Form of Restricted Stock Unit Award Agreement
10.2*	Form of Performance Unit Award Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovex International, Inc.

Date: June 5, 2025	By:	/s/ Adam Anderson
Adam Anderson
Chief Executive Officer